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                                                                   EXHIBIT 10.19
                       CORN PRODUCTS INTERNATIONAL, INC.
                           1998 STOCK INCENTIVE PLAN
                                AMENDMENT NO. 1

     WHEREAS, Corn Products International, Inc. (the "Company") established the Corn Products International, Inc. 1998 Stock Incentive Plan (the "Plan");

     WHEREAS, the Company desires to amend the Plan in certain other respects;
and

     WHEREAS, the Board of Directors of the Company is authorized under section
5.2 of the Plan to amend the Plan.

     NOW, THEREFORE, pursuant to the power of amendment contained in Section
5.2 of the Plan, the Plan is hereby amended, effective January 1, 1998 as follows:

     1. The first paragraph of section 2.2(a) is hereby amended in its entirety to read as follows:

        "Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b) if the employment with the Company of a holder of an option (other than an Incentive Stock Option) terminates by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the company, or (iii) the occurrence of such individual's Disability Date, such option shall be exercisable for the remainder of the option period as stated under the terms of the option, but only to the extent that such option was exercisable at the date of such termination of employment."

     2. The first sentence of section 5.2 is hereby amended in its entirety to read as follows:

        The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to
        Section 5.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option.
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     IN WITNESS WHEREOF, Corn Products International, Inc. has caused this
Amendment to be executed by its duly authorized officer on this 20th day of January, 1999.

                                        CORN PRODUCTS INTERNATIONAL, INC.

                                        By:/s/ James J. Hirchak
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                                           James J. Hirchak, Vice President,
                                           Human Resources